Nuveen Investment Trust

Nuveen Investment Trust II

Nuveen Investment Trust III

Nuveen Investment Trust V

Important Information for Shareholders

The following updates and supplements certain information contained in the joint Proxy Statement (the “Proxy Statement”), dated October 13, 2023, furnished to the shareholders of Nuveen Investment Trust, Nuveen Investment Trust II, Nuveen Investment Trust III and Nuveen Investment Trust V in connection with the Special Meeting of Shareholders to be held on Monday, November 20, 2023, at 2:00 p.m., Central time (the “Meeting”), and at any and all adjournments, postponements or delays thereof.

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Appendix A to the Proxy Statement is updated as follows:

Fund Name	Abbreviated Fund Name	Fiscal Year End	Class A	Class C	Class I	Class R6

Nuveen Preferred Securities and Income Fund	Preferred Securities and Income	8/31	31,464,181	9,662,445	217,134,351	37,948,335